UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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OMNICARE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Update: Omnicare Transition to CVS Health

In an effort to keep employees up to date on the CVS (Consumer Value Store) Health acquisition of Omnicare, we’ve prepared this Frequently Asked Questions (FAQ) document to help answer questions regarding the acquisition and how it may affect you. Our goal is to keep you updated through the close of the transaction, which is expected to take place near the end of 2015.  The information below relating to, or otherwise attributable to, CVS Health was provided by CVS Health.

We may not be able to answer all of your questions at this time. We will continue to provide information as it becomes available.

Overview

Q.  Why did CVS Health agree to acquire Omnicare?

A.  The addition of Omnicare expands CVS Health’s ability to dispense prescriptions in facilities that serve seniors and expands its specialty pharmacy services. This deal also extends CVS Health’s high-quality and innovative pharmacy programs to seniors and chronic care patients.

Q.  Can you tell me more about CVS Health?

A.  CVS Health is a pharmacy innovation company whose purpose is helping people on their path to better health. No other company has CVS Health’s unique combination of assets: a leading Pharmacy Benefit Management (PBM) serving approximately 70 million members, approximately 7,800 retail pharmacies serving approximately five million customers a day, nearly 1,000 walk-in medical clinics providing convenient, affordable access to care, and expanding specialty pharmacy services that include infusion. CVS Health is reinventing pharmacy to provide access to care, and is playing a more active, supportive role in each person’s unique health experience and in the greater health care environment.

Q.  Can you tell me more about the history of CVS Health?

A.  CVS started just over 50 years ago in Lowell, MA, as one small store with a passionate commitment to customers in a small town. CVS/pharmacy merged with Caremark in 2007 to create a unique integrated business model that allows them to deliver an interconnected, seamless pharmacy experience for their customers all across the country. Today, CVS Health is an integrated healthcare company aligned by a meaningful purpose their approximately 215,000 colleagues can remember:  helping people on their path to better health.

Q.  What are CVS Health’s values?
A.  Innovation, Collaboration, Caring, Integrity and Accountability.

Q.  Why did CVS Health choose to quit selling tobacco products?
A.  CVS Health made the decision that cigarettes and tobacco products have no place in a setting where health care is delivered. CVS Health wrestled with the fact that the sale of tobacco products in their CVS pharmacies was inconsistent with its purpose of helping people on their path to better health.  As the delivery of health care evolves with an emphasis on better health outcomes, reducing chronic disease and controlling costs, CVS Health has the opportunity to play an expanded role. CVS Health believes removing tobacco products from its retail shelves allows them to better serve patients, clients and health care providers while positioning the company for future growth as a healthcare company.

Compensation & Performance Management

Q.  How will my salary and bonus be affected if I keep my same job and transition to CVS?

A.  If you join CVS Health in your current role, through December 31, 2016, CVS Health will provide base salary and annual cash bonus opportunities no less favorable than your opportunities immediately prior to the effective time of the merger, and retirement (other than defined benefit pension plan benefits) and welfare benefits that are no less favorable in the aggregate than those in existence immediately prior to the effective time of the merger. Please refer to the merger agreement and the plan documents with respect to the compensation and benefit plans you participate in for more detail. Click here to access the merger agreement.

Q.  Will there be any change to pay processing?

A.  No changes in payroll process are expected until after Omnicare is integrated into the CVS Health Human Resources Systems. It’s business-as-usual today and in the near future for your time and attendance, direct deposit and paycard processing.

Q.  Why are we having a Mid-Year Review process this year at Omnicare?
A.  Omnicare will continue to operate as an independent company until the merger is completed. We believe the Mid-Year Review Discussion is an important element of our performance management process.

Q.  I am a participant in an Omnicare bonus plan. What happens to the 2015 plan if the merger closes before year-end?

A.  Omnicare bonus and incentive plans have not been finalized. We will communicate more details when plans are finalized.

If the merger occurs in 2015, the 2015 Annual Incentive Plan (AIP) will be paid immediately following the close of the merger and prorated based on the number of days that have elapsed in the plan year as of the close of the merger. The actual AIP award will be based on your individual performance and overall business results.

CVS Health will communicate separately about bonus opportunities for the period after the closing.

Benefits

Q.  We have heard that CVS penalizes employees for not participating in a wellness program.
A.  CVS Health’s purpose is to help people on their path to better health and that starts with their colleagues. CVS Health offers multiple ways to help colleagues understand how they can improve their health outcomes, including annual biometric screenings and on-line health assessments. CVS Health offers lower medical premiums under its health plan to employees and their spouses who complete these activities each year. CVS Health believes this is a win-win in that it helps raise employee awareness of how they can stay healthy while also saving money on their health benefits.

Q.  Will my benefits change as a result of this acquisition?
A.  The plans currently managed through Omnicare are expected to continue for a period following the merger closing date (excluding the StockPlus program, as discussed below). In addition, the merger agreement stipulates that through December 31, 2016, pension and welfare benefits (other than defined benefit pension plan benefits) shall be no less favorable, in the aggregate, than the employee benefits provided before the closing date. “No less favorable, in the aggregate” generally means that even though some changes may occur, the overall value of the total benefits package will be no less favorable than your existing benefits. Note that when you transition to CVS Health you will be credited for your years of service with Omnicare for purposes of vesting, level of benefits, vacation and sick time credit, and determining eligibility for CVS benefits, programs and policies. Click here to access the merger agreement for more information.

Q.  Can you tell me more about CVS Health’s benefits?
A.  CVS Health currently provides a competitive benefits package including medical, prescription, vision and dental insurance as well as short term and long term disability. In addition, CVS Health offers a 401(k) retirement plan, an Employee Stock Purchase Plan and myTime (paid time off). More details about the benefit plans and programs will be provided in the future.

Policies & Procedures

Q.  Will there be many operational, policy or process changes?
A.  Again, it’s business as usual today and in the near future as we continue to operate as an independent company until the transaction closes. Colleagues from both CVS Health and Omnicare are working to understand our respective businesses and to create an effective integration plan that will align both companies to continue to support our patients. Shortly after the close of the merger, CVS Health will communicate the integration plan, including any changes.

CVS Health/Omnicare Stock

Q.  What happens with the Omnicare StockPlus Program?
A.  The StockPlus Program will end as of July 31, 2015. The current StockPlus Program Quarterly Participation Period has also been discontinued. Please also note that:

•                  Cash contributions to the StockPlus Program will no longer be accepted

•                  If you participate in the StockPlus Program, cash contributions will no longer be deducted from your paychecks beginning with the June 19, 2015 paycheck

Any amounts in your StockPlus Program cash account balance (whether accumulated during the current Quarterly Participation Period or carried forward from a previous Quarterly Participation Period) will be refunded to you no later than July 31, 2015.

Q.  What will happen to the Omnicare shares and stock options I have obtained through the StockPlus Program?
A.  Shares of Omnicare, Inc. common stock acquired through the StockPlus Program and held at the closing date will be converted into the right to receive the merger consideration of $98 per share in cash.

Each stock option to purchase a share of Omnicare, Inc. common stock granted under the StockPlus Program and held by you on the closing date will vest and be converted into the right to receive a cash payment equal to $98 less the exercise price of the stock option (subject to applicable taxes and withholding).

You will receive the cash payout following the close of the merger.

Q.  Is there a stock purchase plan at CVS?
A.  Yes. CVS Health currently offers an Employee Stock Purchase Plan (ESPP) through which colleagues can purchase CVS Health common stock at a discount. More details on the ESPP plan and other benefits will be provided in the near future.

General

Q.  When do I actually become a CVS Health employee?
A.  You will join the CVS Health family on the day the merger closes, which is currently expected to occur near the end of 2015.

Q.  As a result of this acquisition, what will happen to my career opportunities?
A.  At this time, there will be no change in how you apply for internal opportunities at Omnicare. Once the deal closes, we will communicate the process for viewing and/or applying for internal CVS Health positions.

Q.  What can I expect from CVS Health as we move through the transition period?
A.  You can expect direct answers to questions, respect for you as an individual and supportive leadership. In return, we ask for your dedication and professionalism in continuing to serve patients.

Q.  Will my Omnicare seniority transition to CVS Health?
A.  Yes. CVS Health will credit years of service with Omnicare for purposes of vesting, level of benefits, vacation and sick time credit, and determining eligibility for CVS Health benefit plans, programs and policies.

Q.  As a result of the merger, will some jobs be affected/eliminated?
A.  A joint integration team is currently making site visits to learn how each company does business and how we can best preserve and integrate programs, products and services that add quality and service to our patients. CVS Health will communicate the integration plan soon after close, including if and how you may be impacted. You can expect to be treated with the utmost respect at all times.

Q.  How will I be kept up to date on changes and the transition?
A.  We are committed to keeping you informed with a regular cadence of communication throughout this transition. You may also contact the PeopleSolutionsCenter (PSC) at 1-855-69P-SC4U (77248).

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in the communication above may constitute “forward-looking statements” within the meaning of the federal securities laws.  By their nature, all forward-looking statements involve risks and uncertainties.  Actual results may differ materially from those contemplated by the forward-looking statements for a number of reasons as described in our Securities and Exchange Commission filings, including those set forth in the Risk Factors section and under the section entitled “Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 Regarding Forward-Looking Information” in our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. These forward-looking statements may be identified by words such as “believes”, “expects”, “anticipates”, “projects”, “intends”, “should”, “seeks”, “estimates”, “future” or similar expressions or by discussion of, among other things, strategy, goals, plans or intentions. The factors that could cause actual results to differ materially include the following: the possibility that the anticipated synergies and other benefits from the proposed merger of CVS Health and Omnicare will not be realized, or will not be realized within the expected time periods; the inability to obtain regulatory approvals of the proposed merger (including the approval of antitrust authorities necessary to complete the proposed merger) on the terms desired or anticipated; the timing of such approvals and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed merger; the risk that a condition to closing the proposed merger may not be satisfied on a timely basis or at all; the risk that the proposed merger fails to close for any other reason; the risks and uncertainties related to CVS Health’s ability to successfully integrate the operations, products and employees of CVS Health and Omnicare; the effect of the potential disruption of management’s attention from ongoing business operations due to the pending merger; the effect of the announcement of the proposed merger on CVS Health’s and Omnicare’s relationships with their respective customers, vendors and lenders and on their respective operating results and businesses generally; access to available financing on a timely basis and on reasonable terms; the outcome of any legal proceedings related to the proposed merger; and the risks and uncertainties normally incidental to the long-term healthcare and pharmaceutical industries. The foregoing review of factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included elsewhere, including in Omnicare’s periodic reports filed with the U.S. Securities and Exchange Commission (the “SEC”). Copies of these filings, as well as subsequent filings, are available online at www.sec.gov and www.omnicare.com or on request from Omnicare. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as otherwise required by law, Omnicare does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Omnicare, Inc. by CVS Pharmacy, Inc., a wholly owned subsidiary of CVS Health Corporation.  In connection with the proposed merger, Omnicare filed a preliminary proxy statement on Schedule 14A with the SEC on June 26, 2015. Omnicare intends to file other relevant materials with the SEC, including a definitive proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, Omnicare will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS WITH RESPECT TO THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and security holders will be able to obtain the proxy statement, any amendments or supplements thereto and other relevant documents (when they become available) free of charge at the SEC’s web site, http://www.sec.gov. In addition, Omnicare’s investors and security holders also may obtain free copies of the documents filed with the SEC through the Investors section of Omnicare’s website, www.omnicare.com, or by contacting Omnicare’s Investor Relations Department by telephone at (513) 719-1507 or by e-mail at investor.relations@omnicare.com.

Participants in Solicitation

Omnicare and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Omnicare common stock in connection with the proposed merger. Information about the directors and executive officers of Omnicare is set forth in the proxy statement for Omnicare’s 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 17, 2015. Additional information regarding potential participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, was included in the preliminary proxy statement and will be included in the definitive proxy statement, any amendments or supplements thereto and other relevant documents filed by Omnicare with the SEC in connection with the proposed merger when they become available.